Exhibit 7.1

PLS CPA, A Professional Corp.

4725 Mercury Street, Suite 210

San Diego, California 92111

Telephone (858)722-5953

Fax (858) 761-0341

Fax (858) 764-5480

E-mail changgpark@plscpas.com

July 22, 2011

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Madam or Sir:

We have read CoConnect, Inc.’s Item 4.02 of 8- K filing (File No. 000-188805) and agree with the statements made by the registrant.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

Member of the California Society of Certified Public Accountants

Registered with the Public Company Accounting Oversight Board